FCI

THE SOURCE

FINANCIAL COUNSELORS INC.
Founded 1966

August 7, 2009

To: Unified Series Trust
2960 N. Meridian St., Suite 300
Indianapolis, IN 46208

Dear Sirs:

You have engaged us to act as the sole investment adviser to the FCI Equity Fund pursuant to a Management Agreement approved by the Board of Trustees on June 13, 2005 (the "Agreement").

Effective February 1, 2010, we hereby agree to waive our advisory fee and/or reimburse expenses of the Fund, but only to the extent necessary to maintain the Fund's total annual operating expenses, excluding brokerage fees and commissions; borrowing costs (such as (a) interest and (b) dividend expenses on securities sold short); taxes; any 12b-1 fees; any indirect expenses, such as expenses incurred by other investment companies in which the Fund may invest; and extraordinary expenses at 1.00% of the Fund's average daily net assets. This Agreement shall continue in place until the earlier to occur of January 31, 2011, or such date as the Fund is terminated or liquidated in accordance with the provisions of the Declaration of Trust or Bylaws.

Any waiver or reimbursement by us is subject to repayment by the Fund in the three fiscal years following the fiscal year in which the particular waiver or reimbursement occurred; provided that the Fund is able to make the repayment without exceeding the 1.00% expense limitation.

Very truly yours,

Financial Counselors, Inc.

By: ______________________
Robert T. Hunter, President & CEO

Acceptance

The foregoing Agreement is hereby accepted.

Unified Series Trust

By: ______________________
John C. Swhear, Senior Vice President

3147697

FCI

THE SOURCE

FINANCIAL COUNSELORS INC.
Founded 1966

August 7, 2009

To: Unified Series Trust
2960 N. Meridian St., Suite 300
Indianapolis, IN 46208

Dear Sirs:

You have engaged us to act as the sole investment adviser to the FCI Bond Fund pursuant to a Management Agreement approved by the Board of Trustees on June 13, 2005 (the "Agreement").

Effective February 1, 2010, we hereby agree to waive our advisory fee and/or reimburse expenses of the Fund, but only to the extent necessary to maintain the Fund's total annual operating expenses, excluding brokerage fees and commissions; borrowing costs (such as (a) interest and (b) dividend expenses on securities sold short); taxes; any 12b-1 fees; any indirect expenses, such as expenses incurred by other investment companies in which the Fund may invest; and extraordinary expenses at 0.80% of the Fund's average daily net assets. This Agreement shall continue in place until the earlier to occur of January 31, 2011, or such date as the Fund is terminated or liquidated in accordance with the provisions of the Declaration of Trust or Bylaws. In the event that we notify the Board of Trustees that we no longer wish to continue managing the Fund, reasonable costs incurred by the Fund in connection with the closing and operating costs during the closing period will be expenses of the Fund subject to this expense cap letter agreement.

Any waiver or reimbursement by us is subject to repayment by the Fund in the three fiscal years following the fiscal year in which the particular waiver or reimbursement occurred; provided that the Fund is able to make the repayment without exceeding the 0.80% expense limitation.

Very truly yours,

Financial Counselors, Inc.

By: ______________________
Robert T. Hunter, President & CEO

<u>Acceptance</u>

The foregoing Agreement is hereby accepted.

Unified Series Trust

By: ______________________
John C. Swhear, Senior Vice President

3147697